EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco - Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR Q3 2026

Dallas – October 22, 2026 — CBRE Group, Inc. (NYSE: CBRE) today reported financial results for the third quarter ended September 30, 2026.

Key Highlights:

•GAAP EPS up 26% to $1.52 and Core EPS up 28% to $2.05
•Revenue up 13% to $11.5 billion
•Infrastructure services revenue up 50% to $4.5 billion on a trailing 12-month basis
•Cash flow from operations of $1.4 billion and free cash flow of $1.8 billion, both on a trailing 12-month basis

“CBRE produced another quarter of strong financial results and continued to make strategic gains in targeted areas of our business,” said Bob Sulentic, CBRE’s chair and chief executive officer. “Financially, core earnings per share improved 28% on a 13% revenue increase, with both resilient(1) and transactional(1) businesses growing by double digits. Strategically, we continued to advance both our Critical Infrastructure Services business line as well as the broader infrastructure services work we perform across the company.”

CBRE Press Release
October 22, 2026

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data):

			% Change
	Q3 2026	Q3 2025	USD	LC (2)
Operating Results
Revenue	$11,517	$10,221	12.7%	12.9%
Pass-through costs (3)	4,691	4,212	11.4%	11.8%
GAAP net income	443	363	22.0%	23.4%
Core adjusted net income (4)	599	481	24.5%	25.6%
GAAP EPS	1.52	1.21	25.6%	27.3%
Core EPS (4)	2.05	1.60	28.1%	29.4%
Core EBITDA (5)	1,001	779	28.5%	29.1%

Cash Flow Results
Cash flow provided by operations	$869	$827	5.1%
Gain on disposition of real estate	184	36	411.1%
Less: Capital expenditures	126	84	50.0%
Free cash flow (6)	$927	$779	19.0%

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions):

			% Change
	Q3 2026	Q3 2025	USD	LC
Revenue	$2,441	$2,199	11.0%	11.2%
Pass-through costs	16	14	14.3%	14.3%
Segment operating profit (7)	467	403	15.9%	16.4%

•Revenue and segment operating profit increased by 11% (same local currency) and 16% (same local currency), respectively.
•Global leasing revenue increased 6% (same local currency). EMEA revenue grew 21% (22% local currency), driven by the U.K. U.S. revenue rose 4% overall, led by industrial, up 16%, while office was down 2%. APAC revenue was up 2% (same local currency).
•Global property sales revenue rose 28% (29% local currency). U.S. revenue was up 37%, driven by accelerated growth in industrial and retail. APAC revenue rose 10% (14% local currency), while EMEA revenue grew 8% (9% local currency).
•Mortgage origination revenue edged up 1% (same local currency). Increased activity with private capital sources was largely offset by lower government agency lending.
•The loan servicing portfolio rose 8% during the quarter to more than $500 billion. Revenue was down slightly as lower escrow income offset higher loan servicing fees.
•Valuations revenue rose 6% (same local currency), driven by the U.S.

CBRE Press Release
October 22, 2026

Building Operations & Experience (BOE) Segment
The following table presents highlights of the BOE segment performance (dollars in millions):

			% Change
	Q3 2026	Q3 2025	USD	LC
Revenue	$6,856	$5,842	17.4%	17.5%
Pass-through costs	3,641	3,118	16.8%	17.1%
Segment operating profit	349	289	20.8%	21.1%

•Revenue and segment operating profit increased by 17% (18% local currency) and 21% (same local currency), respectively.
•Revenue from critical infrastructure services surged 80% (same local currency), driven by continued strong growth in data center services solutions and contributions from Pearce Services, acquired in November 2025.
•Facilities management revenue rose 13% (same local currency). Solid double-digit growth was achieved in both the enterprise business, led by technology, financial services and energy clients, and the local business, driven by the Americas, Asia Pacific and Western Europe.
•Property management revenue rose 8% (same local currency).
Project Management Segment
The following table presents highlights of the Project Management segment performance (dollars in millions):

			% Change
	Q3 2026	Q3 2025	USD	LC
Revenue	$2,035	$1,978	2.9%	3.2%
Pass-through costs	1,034	1,080	(4.3)%	(3.8)%
Segment operating profit	162	148	9.5%	9.5%

•Revenue increased by 3% (same local currency), while pass-through costs declined 4% (same local currency).
•Growth was driven by continued strong demand for program management and cost consulting services for infrastructure assets.
•The overall growth rate was tempered by a slowdown in corporate capital spending on real estate.
•Segment operating profit increased 9% (10% local currency), including a one-time cost in APAC that lowered the growth rate by six percentage points.

CBRE Press Release
October 22, 2026

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q3 2026	Q3 2025	USD	LC
Revenue	$203	$211	(3.8)%	(2.8)%
Segment operating profit	166	73	127.4%	128.8%

Real Estate Development
•Operating profit(8) totaled $128 million, up significantly from the third quarter of 2025, reflecting strong data center land sale activity and monetization of other assets.
•The portfolio of in-process projects and pipeline ended the third quarter at $29.6 billion, unchanged from the second quarter. Excluding fee development, the overall portfolio stands at $20.2 billion.

Investment Management
•Revenue increased 4% (5% local currency), reflecting higher recurring asset management fees as well as increased incentive fees.
•Operating profit(8) totaled $38 million, down from third-quarter 2025. Higher asset management fees were offset by lower co-investment returns.
•Assets under management (AUM) ended the third quarter at more than $155 billion.
Core Corporate Segment
Core corporate operating loss increased by approximately $9 million for the quarter, primarily driven by higher incentive compensation, reflecting the company’s strong performance in 2026.
Capital Allocation Overview
•Free Cash Flow – Free cash flow totaled $1.8 billion for the 12 months ended September 30, 2026.
•Stock Repurchase Program – Year-to-date, the company repurchased nearly $1.2 billion worth of shares.

CBRE Press Release
October 22, 2026

Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(9) to trailing twelve-month core EBITDA) was 1.36x as of September 30, 2026. The net leverage ratio is computed as follows (dollars in millions):

As of
September 30, 2026
Total debt	$6,978
Less: Cash and cash equivalents	1,683
Net debt (9)	$5,295

Divided by: Trailing twelve-month Core EBITDA	$3,902

Net leverage ratio	1.36x

•Liquidity – At the end of the third quarter, the company had $5.0 billion of total liquidity.(10)

Conference Call Details
The company’s third quarter earnings webcast and conference call will be held today, Thursday, October 22, 2026 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on October 22, 2026. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13762549#. A transcript of the call will be available on the company’s Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE: CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm and a premier provider of critical infrastructure services. The company has more than 155,000 employees serving clients in more than 100 countries. CBRE serves clients through four business segments: Advisory (leasing, sales, debt origination, mortgage servicing, valuations); Building Operations & Experience (facilities management, property management, flex space & experience, critical infrastructure); Project Management (program management, project management, cost consulting); Real Estate Investments (investment management, development). Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should

CBRE Press Release
October 22, 2026

be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments; cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in economic or commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in supply/demand and capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new occupier and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect wholly-owned subsidiary, CBRE Capital Markets, Inc. to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our loan servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-rating downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations, sustainability matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025, our quarterly reports on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

CBRE Press Release
October 22, 2026

(1)Resilient Businesses include facilities management, critical infrastructure services, property management, project management, loan servicing, valuations, other portfolio services and recurring investment management fees. Transactional Businesses include property sales, leasing, mortgage origination, carried interest and incentive fees in the investment management business, and development fees.
(2)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(3)Pass-through costs represent certain costs incurred associated with subcontracted third-party vendor work performed for clients. These costs are reimbursable by clients and the corresponding amounts owed are reflected within Revenue.
(4)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from U.S. GAAP net income and U.S. GAAP earnings per diluted share. Adjustments during the periods presented included non-cash amortization expense related to intangible assets attributable to acquisitions, interest expense related to indirect tax audits and settlements, write-off of financing costs on extinguished debt, impact of adjustments on non-controlling interest, the tax impact of adjusted items and strategic non-core investments, net non-cash mortgage servicing rights, integration and other costs related to acquisitions, carried interest incentive compensation expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, business and finance transformation, costs associated with efficiency and cost-reduction initiatives, provision associated with Telford’s fire safety remediation efforts, and net fair value adjustments on strategic non-core investments.
(5)Core EBITDA represents earnings before the portion attributable to non-controlling interests, depreciation and amortization, asset impairments, net interest expense, write-off of financing costs on extinguished debt, income taxes, further adjusted for net non-cash mortgage servicing rights, integration and other costs related to acquisitions, carried interest incentive compensation expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, business and finance transformation, non-cash pension buy-out settlement loss, costs associated with efficiency and cost-reduction initiatives, provision associated with Telford’s fire safety remediation efforts and net fair value adjustments on strategic non-core investments.
(6)Free cash flow is calculated as cash flow provided by operations, plus gain on sale of real estate assets, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(7)Segment operating profit (SOP) is the measure reported to the chief operating decision maker (CODM) for purposes of assessing performance and allocating resources to each segment. SOP represents earnings, inclusive of non-controlling interests, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: net non-cash mortgage servicing rights, integration and other costs related to acquisitions, carried interest incentive compensation expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, the impact of fair value non-cash adjustments related to unconsolidated equity investments, business and finance transformation, costs associated with efficiency and cost-reduction initiatives, and provision associated with Telford’s fire safety remediation efforts.
(8)Represents line of business profitability/losses, as adjusted.
(9)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.
(10)Includes cash available for company use, as well as availability under the company’s revolving credit facilities and commercial paper program.

CBRE Press Release
October 22, 2026

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025
(in millions, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$11,517	$10,221	$33,270	$28,813

Costs and expenses:
Cost of revenue	9,392	8,304	27,207	23,511
Operating, administrative and other	1,564	1,327	4,560	3,794
Depreciation and amortization	184	145	556	432
Total costs and expenses	11,140	9,776	32,323	27,737

Gain on disposition of real estate	184	36	490	55

Operating income	561	481	1,437	1,131

Equity income from unconsolidated subsidiaries	104	52	99	50
Other income	8	3	25	10
Interest expense, net of interest income	62	50	181	159
Write-off of financing costs on extinguished debt	—	—	—	2
Income before provision for income taxes	611	486	1,380	1,030
Provision for income taxes	131	90	311	203
Net income	480	396	1,069	827
Less: Net income attributable to non-controlling interests	37	33	104	86
Net income attributable to CBRE Group, Inc.	$443	$363	$965	$741

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$1.53	$1.22	$3.31	$2.48
Weighted-average shares outstanding for basic income per share	289,273,856	297,557,891	291,788,599	298,589,340

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$1.52	$1.21	$3.28	$2.46
Weighted-average shares outstanding for diluted income per share	291,609,847	300,257,330	294,115,627	301,050,341

Core EBITDA	$1,001	$779	$2,668	$1,923

CBRE Press Release
October 22, 2026

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2026
(in millions)
(Unaudited)

	Three Months Ended September 30, 2026
	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate(1)	Total Core	Other	Total Consolidated
Revenue	$2,441	$6,856	$2,035	$203	$(18)	$11,517	$—	$11,517
Pass-through costs	16	3,641	1,034	—	—	4,691	—	4,691

Cost of revenue, excluding pass-through costs	1,482	2,507	710	3	(1)	4,701	—	4,701
Operating, administrative and other	486	407	132	331	201	1,557	7	1,564
Depreciation and amortization	30	110	26	5	13	184	—	184
Gain on disposition of real estate	—	—	—	172	12	184	—	184

Operating income (loss)	427	191	133	36	(219)	568	(7)	561

Equity income (loss) from unconsolidated subsidiaries	1	3	—	101	—	105	(1)	104
Other income (loss)	2	4	1	2	—	9	(1)	8
Add-back: Depreciation and amortization	30	110	26	5	13	184	—	184
Adjustments:
Net non-cash mortgage servicing rights	6	—	—	—	—	6	—	6
Integration and other costs related to acquisitions	—	29	2	5	40	76	—	76
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	12	—	12	—	12
Net results related to the wind-down of certain businesses	—	1	—	5	—	6	—	6
Business and finance transformation	1	11	—	—	23	35	—	35

Total segment operating profit (loss)	$467	$349	$162	$166	$(143)		$(9)	$992

Core EBITDA						$1,001
_______________
(1)Includes elimination of inter-segment revenue and expense.

CBRE Press Release
October 22, 2026

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025
(in millions)
(Unaudited)

	Three Months Ended September 30, 2025

	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate(1)	Total Core	Other	Total Consolidated
Revenue	$2,199	$5,842	$1,978	$211	$(9)	$10,221	$—	$10,221
Pass-through costs	14	3,118	1,080	—	—	4,212	—	4,212

Cost of revenue, excluding pass-through costs	1,297	2,125	632	39	(1)	4,092	—	4,092
Operating, administrative and other	481	352	120	192	182	1,327	—	1,327
Depreciation and amortization	33	65	27	2	18	145	—	145
Gain on disposition of real estate	—	—	—	33	3	36	—	36

Operating income (loss)	374	182	119	11	(205)	481	—	481

Equity income from unconsolidated subsidiaries	—	2	—	49	—	51	1	52
Other income (loss)	1	2	—	—	1	4	(1)	3
Add-back: Depreciation and amortization	33	65	27	2	18	145	—	145
Adjustments:
Net non-cash mortgage servicing rights	(5)	—	—	—	—	(5)	—	(5)
Integration and other costs related to acquisitions	—	16	2	—	42	60	—	60
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	3	—	3	—	3
Net results related to the wind-down of certain businesses	—	22	—	8	—	30	—	30
Business and finance transformation	—	—	—	—	10	10	—	10

Total segment operating profit (loss)	$403	$289	$148	$73	$(134)		$—	$779

Core EBITDA						$779
_______________
(1)Includes elimination of inter-segment revenue and expense.

CBRE Press Release
October 22, 2026

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,683	$1,864
Restricted cash	137	150
Receivables, net	9,048	8,284
Warehouse receivables (1)	945	1,630
Contract assets	565	462
Prepaid expenses	422	372
Income taxes receivable	186	175
Other current assets	679	552
Total Current Assets	13,665	13,489
Property and equipment, net	1,075	1,049
Goodwill	6,992	7,051
Other intangible assets, net	2,770	2,972
Operating lease assets	2,184	2,062
Investments in unconsolidated subsidiaries	913	870
Non-current contract assets	71	103
Real estate under development	1,048	646
Non-current income taxes receivable	122	106
Deferred tax assets, net	756	697
Other assets	1,733	1,832
Total Assets	$31,329	$30,877
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$5,006	$4,838
Compensation and employee benefits payable	1,594	1,630
Accrued bonus and profit sharing	1,579	1,879
Operating lease liabilities	331	284
Contract liabilities	489	448
Income taxes payable	76	258
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	936	1,609
Other short-term borrowings	1,199	856
Current maturities of long-term debt	69	71
Other current liabilities	399	447
Total Current Liabilities	11,678	12,320
Long-term debt, net of current maturities	5,710	5,050
Non-current operating lease liabilities	2,222	2,121
Non-current tax liabilities	213	183
Deferred tax liabilities, net	229	238
Other liabilities	1,800	1,339
Total Liabilities	21,852	21,251
Mezzanine Equity:
Redeemable non-controlling interests in consolidated entities	461	433
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	—	—
Accumulated earnings	9,783	9,916
Accumulated other comprehensive loss	(1,114)	(1,041)
Total CBRE Group, Inc. Stockholders’ Equity	8,672	8,878
Non-controlling interests	344	315
Total Equity	9,016	9,193
Total Liabilities and Equity	$31,329	$30,877
________________________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
October 22, 2026

CBRE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,069	$827
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	556	432
Amortization of other assets	149	152
Net non-cash mortgage servicing rights and premiums on loan sales	12	(18)
Deferred income taxes	(36)	(69)
Stock-based compensation expense	158	110
Equity income from investments	(99)	(50)
Gain on sale of real estate assets	(490)	(55)
Other non-cash adjustments	120	43
Sale of mortgage loans	10,747	9,984
Origination of mortgage loans	(10,045)	(11,041)
Changes in:
Warehouse lines of credit	(673)	1,072
Receivables, prepaid expenses and other assets	(1,039)	(419)
Accounts payable, accrued liabilities and other liabilities	285	5
Accrued compensation expenses	(312)	(431)
Income taxes, net	(220)	(204)
Net cash provided by operating activities	182	338
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(321)	(222)
Payments for business acquired, net of cash acquired	(6)	(331)
Capital contributions related to investments	(125)	(93)
Acquisition and development of real estate assets	(432)	(240)
Proceeds from disposition of real estate assets	436	104
Other investing activities, net	84	118
Net cash used in investing activities	(364)	(664)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of revolving credit facility	—	(132)
Proceeds from commercial paper, net	343	910
Proceeds from long-term debt	742	1,668
Repayment of long-term debt	(53)	(651)
Repurchase of common stock	(1,158)	(680)
Other financing activities, net	104	(283)
Net cash (used in) provided by financing activities	(22)	832
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	10	82
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(194)	588
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	2,014	1,221
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,820	$1,809
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$351	$326
Income tax payments, net	$549	$457
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$(2)	$37

CBRE Press Release
October 22, 2026

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(ii)Core EBITDA
(iii)Core EPS
(iv)Business line operating profit/loss
(v)Net debt
(vi)Free cash flow
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to core EBITDA, core EPS, core adjusted net income, and business line operating profit/loss, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions, the effects of financings, income taxes and the accounting effects of capital spending. The presentation of core adjusted net income, excluding amortization of intangible assets acquired in business combinations, is useful to investors as a supplemental measure to evaluate the company’s ongoing operating performance. While amortization expense of acquisition-related intangible assets is excluded from core adjusted net income, the revenue generated from the acquired intangible assets is not excluded. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations and real estate investment and development activities after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.
With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

CBRE Press Release
October 22, 2026

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income attributable to CBRE Group, Inc.	$443	$363	$965	$741

Adjustments:
Non-cash amortization expense related to intangible assets attributable to acquisitions	56	55	172	169
Interest expense related to indirect tax audits and settlements	4	1	8	4
Write-off of financing costs on extinguished debt	—	—	—	2
Net non-cash mortgage servicing rights	6	(5)	29	12
Integration and other costs related to acquisitions	76	60	190	204
Carried interest incentive compensation expense to align with the timing of associated revenue	12	3	2	10
Charges related to indirect tax audits and settlements	—	—	—	(1)
Net results related to the wind-down of certain businesses	6	30	36	44
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	—	—	2
Business and finance transformation	35	10	105	38
Costs associated with efficiency and cost-reduction initiatives	—	—	6	13
Provision associated with Telford’s fire safety remediation efforts	—	—	168	—
Net fair value adjustments on strategic non-core investments	9	—	15	(22)
Tax impact of adjusted items and strategic non-core investments	(48)	(36)	(160)	(105)
Core net income attributable to CBRE Group, Inc., as adjusted	$599	$481	$1,536	$1,111

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$2.05	$1.60	$5.22	$3.69

Weighted-average shares outstanding for diluted income per share	291,609,847	300,257,330	294,115,627	301,050,341

CBRE Press Release
October 22, 2026

Core EBITDA is calculated as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income attributable to CBRE Group, Inc.	$443	$363	$965	$741
Net income attributable to non-controlling interests	37	33	104	86
Net income	480	396	1,069	827

Adjustments:
Depreciation and amortization	184	145	556	432
Interest expense, net of interest income	62	50	181	159
Write-off of financing costs on extinguished debt	—	—	—	2
Provision for income taxes	131	90	311	203
Net non-cash mortgage servicing rights	6	(5)	29	12
Integration and other costs related to acquisitions	76	60	190	204
Carried interest incentive compensation expense to align with the timing of associated revenue	12	3	2	10
Charges related to indirect tax audits and settlements	—	—	—	(1)
Net results related to the wind-down of certain businesses	6	30	36	44
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	—	—	2
Business and finance transformation	35	10	105	38
Costs associated with efficiency and cost-reduction initiatives	—	—	6	13
Provision associated with Telford’s fire safety remediation efforts	—	—	168	—
Net fair value adjustments on strategic non-core investments	9	—	15	(22)
Core EBITDA	$1,001	$779	$2,668	$1,923
Core EBITDA for the trailing twelve months ended September 30, 2026 is calculated as follows (in millions):

Trailing Twelve Months Ended September 30, 2026

Net income attributable to CBRE Group, Inc.	$1,381
Net income attributable to non-controlling interests	138
Net income	1,519

Adjustments:
Depreciation and amortization	707
Interest expense, net of interest income	238
Provision for income taxes	425
Net non-cash mortgage servicing rights	12
Integration and other costs related to acquisitions	289
Carried interest incentive compensation expense to align with the timing of associated revenue	2
Net results related to the wind-down of certain businesses	66
Business and finance transformation	168
Non-cash pension buy-out settlement loss	147
Costs associated with efficiency and cost-reduction initiatives	(7)
Provision associated with Telford’s fire safety remediation efforts	300
Net fair value adjustments on strategic non-core investments	36
Core EBITDA	$3,902

CBRE Press Release
October 22, 2026

Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended September 30,
Real Estate Investments	2026	2025
Investment management operating profit	$38	$43
Global real estate development operating profit	128	35
Segment overhead (and related adjustments)	—	(5)
Real estate investments segment operating profit	$166	$73
Below represents a reconciliation of cash flow provided by (used in) operations to free cash flow for the trailing twelve months ended September 30, 2026 (in millions):

	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Trailing Twelve Months
Cash Flow Results
Cash flow provided by (used in) operations	$1,221	$(825)	$138	$869	$1,403
Gains on disposition of real estate sales	404	301	5	184	894
Less: Capital expenditures	144	81	114	126	465
Free cash flow	$1,481	$(605)	$29	$927	$1,832